Confidential Discussion Materials Project Everest March 29, 2024 Exhibit (C)(4)

Disclaimer This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of Directors of Everest Group Holdings Inc. (“Everest”) in connection with its evaluation of a proposed transaction involving Everest and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Everest and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Everest. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Everest or any other entity, or concerning the solvency or fair value of Everest or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Everest as to the future financial performance of Everest, and at your direction Centerview has relied upon such forecasts, as provided by Everest’s management, with respect to Everest. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of Everest. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Special Committee of the Board of Directors of Everest (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Everest or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

Everest Management Plan Overview Revenue Adjusted EBITDA Unlevered FCF (Pre-Tax) OSP EE&R Representation Sport Data & Tech Corporate & Elim. Source: Everest Management Plan per Everest Management (the “Everest Management Plan”). Note:Dollars in billions. 2023A pro forma for WWE acquisition and IMG Academy divestiture as per Everest Management. n.a. % YOY Growth +21% (7%) +15% +5% +25% % Margin 21% 25% 27% 28% 27% 22% % Conversion 90% 83% 92% 107% 79% ’23A-’28E CAGR: +11% ’23A-’28E CAGR: +16% ’24E-’28E CAGR: +12% Includes $3.0bn of Paris (’24), Milan (’26) and LA (’28) Olympics contributions ~0.4bn of Olympics cash flow delta ’27E to ’28E

Everest Management Plan – 2023-2028 Drivers By Segment Revenue Growth By Segment Source:Everest Management Plan. Note:Dollars in millions. (1)Other reflects corporate costs, planned M&A and intersegment eliminations. +8.2% ’23A-’28E Rev. CAGR +15.6% +9.9% +5.3% n.m. +11.1% +7.4pp ’23A – ’28E Margin Expansion +6.2pp +4.7pp +2.9pp n.m. +5.4pp EBITDA Growth by Segment 2028E Other(1) Sports Data & Tech. Representation Events, Experiences & Rights Owned Sports Properties 2023A 2028E Other(1) Sports Data & Tech. Representation Events, Experiences & Rights Owned Sports Properties 2023A ’23A-’27E CAGR: 7.9% ’23A-’27E Exp.: +6.5pp $1,703 Olympics contribution in ’28E $214 Olympics contribution in ’28E

Overview Of Everest Segments Revenue EBITDA Source:Everest Management Plan. Note:Dollars in billions.

Key Focus Areas For Cashflow To Everest Class A Shareholders Source:Everest Management and FactSet as of March 28, 2024. Note:Reflects Everest Capitalization, per management, inclusive of 128.8mm OpCo units and 2.2mm Profit Units. EOC contractually obligated to distribute ~50% of taxable earnings to the OpCo Unit Holders and through Everest Manager to EGH; distributions have historically been on a pro rata basis and are expected to remain as such as per Everest Management. EGH and Everest Manager, LLC are taxed on a consolidated basis as one entity at a corporate tax rate of ~26% as per Everest Management. OpCo Unit Holders liable for tax (at various individual tax rates) on the 28% of EOC earnings attributable to the OpCo Unit Holders. Public Company Everest Class A Shareholders Everest Group Holdings, Inc. (“EGH”) NYSE Listed Everest Manager, LLC Everest OpCo, LLC (“EOC”) Certain Pre-IPO Investors, Employees & Management (“OpCo Unit Holders”) 28% Own. 72% Own. 51% Own. 49% Own. Certain Pre-IPO Investors, Employees & Management Public Company Kilimanjaro Class A Shareholders Control maintained through Class X and Class Y Shares Kilimanjaro OpCo, LLC Control maintained through Class B Shares Everest Business Operations Kilimanjaro Group Holdings, Inc. NYSE Listed 1 2 3 4 1 100% EOC ownership of Everest business operations excluding Kilimanjaro (pre-tax) 51% EOC ownership of Kilimanjaro (pre-tax) EOC is a passthrough (pre-tax) entity, with taxes paid by OpCo Unit Holders and EGH(1) Corporate tax at EGH of ~26%(2) on the 72% of EOC earnings attributable to EGH (tax outflow)(3) 2 3 4

Overview Of Everest Key Shareholders EGH Beneficial Ownership Summary (1) (2) (3) (4) (4) (5) Source:FactSet as of March 28, 2024. Note: Reflects Everest Capitalization, per management, inclusive of 128.8mm OpCo units and 2.2mm Profit Units. Shares held by Everest Executive HoldCo, Everest Executive II HoldCo and Everest PIU HoldCo apportioned pro rata based on ownership, with Ari Emanuel holding 45% (9.6mm Class X shares, Class Y shares and OpCo Units), 46% (1.3mm Class X shares, Class Y shares and OpCo units) and 0% of each entity’s shares and Patrick Whitesell holding 41% (8.8mm Class X shares, Class Y shares and OpCo units), 46% (1.3mm Class X shares, Class Y shares and OpCo units) and 0% of each entity’s shares, respectively. Each Class A Share is entitled to 1 vote and 1 economic share. Each Class X Share is entitled to 1 vote (and no economic share). Each Class Y Share is entitled to 20 votes (and no economic share). Redeemable for a Class A Share if surrendered alongside a Class X (or Class X and Class Y) share(s). Includes options on an as-converted basis under treasury stock method, RSUs, PSUs and Phantom Units.

Valuation Methodologies Illustrative Discounted Cash Flow Analysis Discounted cash flow analysis based on Everest Management Plan Includes benefits of tax attributes under Everest’s tax receivable agreement, from NOLs and finite life D&A Selected Public Comparable Companies Analysis Selected comparable public companies for Everest ex-Kilimanjaro and Kilimanjaro Illustrative EV / ’24E EBITDA multiples applied to respective Everest Management Plan EBITDA Analyst Price Targets Low to high range of analyst price targets for Everest 52-Week Closing Share Price Range Low to high range of Everest trading levels over the past 52 weeks For reference only

Preliminary Everest Valuation Analysis Low: 10/23/2023 High: 04/25/2023 Everest ex-Kili. WACC: 10.50% - 12.00% 51% Kilimanjaro WACC: 9.50% - 11.00% Everest Tax Assets WACC: 10.50% - 12.00% Source:Company filings, analyst research, Everest Management Plan, Everest Tax Asset Projection per Everest management (the “Everest Tax Asset Projection”) and FactSet as of March 28, 2024. Note:Reflects Everest net debt of $4,112mm and $215mm of NCI as of December 31, 2023 as per company filings; adjusted for Kilimanjaro net debt as applicable, based on subsequent analysis (see following pages for detail). Capitalization as of March 8, 2024 as provided by Everest Management: 301.1mm shares outstanding, 150.9mm OpCo and Manager Units not held by Everest Manager or EGH, 10.6mm RSUs, 15.2mm Profit Units with a WAEP of $21.96, 4.1mm options with a WAEP of $25.49 and 0.8mm Phantom Units with a WAEP of $3.89 (the “Everest Capitalization”). Implied share price ranges rounded to the nearest $0.05. Reflects closing prices for the 52-week period ending as of March 28, 2024. (1) $25.73 (Current Share Price) $34.80 $26.30 Excl. Tax Assets Everest ex-Kili. ($523mm ’24E EBITDA): 9.5x – 12.0x 51% of Kilimanjaro ($611mm ’24E EBITDA): 13.5x – 18.0x High Low (Aug-23) (Jan-24) Discounted Cash Flow Analysis Including Value of Tax Assets (Finite Life D&A, TRA & NOLs) Selected Public Comparable Companies Analysis (2)

C E G F Sep-21 – Everest announces acquisition of OpenBet for $1.2bn Nov-21 – Everest sells controlling stake in content business for $850mm May-22 – Everest reports first quarter 2022 earnings Apr-23 – Everest announces intention to combine UFC and WWE assets Aug-23 – PFL(1) receives a reportedly $100mm minority investment from SRJ (Saudi sovereign wealth fund backed sports investment vehicle) Sep-23 – Kilimanjaro begins trading as UFC / WWE transaction closes Oct-23 – Everest announces consideration of strategic alternatives Everest Stock Price Performance Since IPO Source:Company filings and FactSet as of March 28, 2024. Note: Starting share price reflects first trading day closing share price. S&P500 performance indexed to Everest share price as of April 29, 2021. Professional Fighters League. Kilimanjaro indexed to Everest closing share price as of September 12, 2023. $25.20 +25% $25.73 +2% Everest S&P500 Share Price Performance Since IPO Public Market Events A B C D E F B D G Russian invasion of Ukraine (Feb), Fed hikes interest rates 25bps (Mar) A Kili. $18.57 (16%) 52W H: $25.88 52W L: $17.67 (2)

Everest Management Plan Vs. Consensus Source:Everest Management Plan and FactSet as of March 28, 2024. Note:Dollars in billions. 2023A pro forma for WWE acquisition and IMG Academy divestiture as per Everest Management. ’23A-’28E CAGR 2023A 2024E 2025E 2026E 2027E 2028E Revenue Mgmt. Cons. +25.1% +11.8% +20.7% (7.0%) +15.3% +4.9% +14.7% +2.2% +9.7% +4.1% % YoY Growth # Estimates 9 9 5 2 2 +11.1% Adj. EBITDA Mgmt. Cons. Margin 9 9 5 3 2 +8.4% +108bps +129bps 21.6% 21.1% 24.8% 26.8% 28.1% 27.0% 21.6% 24.2% 25.3% 26.9% 26.5% 28.1% Avg. Ann. Margin Exp. # Estimates

Selected Everest Analyst Price Targets Source:Analyst research as of March 28, 2024. TD Cowen also includes valuation by DCF (11x EV/EBITDA terminal value). Aug-23 Feb-24 Feb-24 Feb-24 Mar-24 Feb-24 Jan-24 Average PT: $31 (+22% to Current Price) Current Price: $25.73 Buy Hold Sell (1) +40% +28% +24% +24% +21% +17% +13% +9% Feb-24 Focus on SOTP amongst brokers reflect the diversity of assets under Everest umbrella Prem. vs. Current

Selected Kilimanjaro Analyst Price Targets Source:Analyst research as of March 28, 2024. Average PT: $108 (+25% to Current Price) Current Price: $86.41 Buy Hold Sell Feb-24 Mar-24 Mar-24 Feb-24 Mar-24 Mar-24 Mar-24 Mar-24 +39% +39% +33% +23% +19% +18% +16% +10% Prem. Vs. Current

Comparable Companies Sum-of-the-Parts (“SOTP”) Source:Company Filings, Everest Management Plan and FactSet as of March 28, 2024. Note: Reflects Everest Capitalization. Net debt and NCI as of December 31, 2023 as per public filings. (1)$996mm of net debt and $204mm of NCI reflects consolidated Everest net debt and NCI less Kilimanjaro standalone balances. (2) Everest share of Kilimanjaro net debt and NCI, $1,597mm and $6mm respectively, apportioned pro rata with ownership. (3) Implied share price rounded to nearest $0.05. A B A B + – + – + (1) (2) (3)

Everest Ex-Kilimanjaro Comparable Companies Benchmarking Everest Ex-Kili. TEV (1) + – + + + Source:Everest Management Plan and FactSet as of March 28, 2024. Corporate costs valued on a blended basis.

Comparable Companies: OSP & EE&R Segments EE&R OSP(1) Source:Everest Management Plan and FactSet as of March 28, 2024. Note:Reflects Everest Capitalization. Dollars in billions unless otherwise noted. Atlanta Braves and MSG Sports considered in comparable companies but omitted from benchmarking due to non-meaningful multiple. Everest segment EBITDA includes corporate cost allocation based on revenue contribution. Reflects enterprise value including noncontrolling interest of Kilimanjaro stake and financials fully consolidated for Kilimanjaro. (2) (2) (2) (3) (3)

Representation SD&T Source:Everest Management Plan and FactSet as of March 28, 2024. Note:Reflects Everest Capitalization. Dollars in billions unless otherwise noted. Everest segment EBITDA includes corporate cost allocation based on revenue contribution. Reflects enterprise value including noncontrolling interest of Kilimanjaro stake and financials fully consolidated for Kilimanjaro. Comparable Companies: Representation & SD&T Segments (1) (1) (2) (2)

Reference Only: Overview Of Selected Transactions: Representation Segment Source:Wall street research and news articles. EV / EBITDA Multiple Acquiror EQT CAA Artemis (Pinault Family) Date Jul-22 Sep-21 Sep-23 Valuation ($mm) Not Disclosed $750 $7,000 Acquired Stake Not Disclosed 100% Majority Includes Change of Control Premium “ ” “On the private side of the representation business, WME, CAA just bought ICM for 15x. UTA was a very small company, just got an investment at 15x” - Ari Emanuel, March 2023

Reference Only: WWE Multiple Over Time Prior To UFC Combination Source:FactSet. Note:2-yr Average and Median multiples over the 2021 and 2022 calendar year periods prior to announcement of strategic alternatives. Reflects FactSet Enterprise Value / NTM EBITDA. EV / NTM EBITDA Multiple 15.0x 2-yr Avg.: 15.6x 2-yr Median: 15.4x

Reference Only: Market Implied Everest ex-Kilimanjaro Valuation Source:FactSet. Note:Reflects FactSet Enterprise Value / NTM EBITDA. (1)Reflects OSP valued at WWE EV / NTM EBITDA multiple. EV / NTM EBITDA Multiple 8.0x Avg.: 8.7x Median: 8.6x Avg.: 14.6x Median: 15.8x Market-Implied Everest ex-OSP(1) Market-Implied Everest ex-Kili. WWE Transaction Rumored, Announced and Closed HIGHLY ILLUSTRATIVE Market-Implied Everest ex-OSP / ex-Kilimanjaro EV / EBITDA WWE EV/EBITDA Kilimanjaro EV/EBITDA 15.0x

Components Of SOTP DCF-Implied Share Price DCF Components Low - High Reflects range of values per EGH Class A Share Source: Company filings, Everest Management Plan, Everest Tax Asset Projection and FactSet as of March 28, 2024. Note: Illustrative DCF valuation date of December 31, 2023. Reflects Everest net debt of $4,112mm as of December 31, 2023 as per company filings. Reflects Everest Capitalization. (1) Figures rounded to the nearest $0.05. Everest ex-Kilimanjaro $12.02 – $15.51 Kilimanjaro $14.31 – $19.31 TRA Benefit $0.31 – $0.33 NOL Benefit $0.03 – $0.03 Value Per EGH Class A Share(1) $27.60 – $36.25 $0.93 – $1.05 Definite Life D&A Tax Benefit Value Per EGH Class A Share(1) (ex. Tax Assets) $26.30 – $34.80 A B D E C Everest ex-Kilimanjaro unlevered free cash flows to EGH Class A shareholders 51% Kilimanjaro unlevered cash flows to EGH Class A shareholders Benefit of tax shield retained by EGH Class A shareholders under TRA with pre-IPO shareholders Benefit of tax shield from NOLs Excludes NOLs included as TRA attribute Tax benefit to EGH Class A shareholders from ’29 - ’43 definite life D&A

Everest Ex-Kilimanjaro Discounted Cash Flow Analysis Unlevered Free Cash Flow Detail Exit Multiple Sensitivity (Excludes Impact of Tax Assets and D&A) Source: Company filings, Everest Management Plan and Everest Tax Asset Projection. Note: Dollars in millions. Illustrative DCF valuation date of December 31, 2023. Assumes mid-year discounting. Reflects EGH net debt of $716mm and redeemable NCI of $147mm as of December 31, 2023 as per company filings. Excludes Kilimanjaro net debt. Corporate tax rate per Everest management. (1) Reflects Everest Capitalization; options and units treated on an as-converted basis under treasury stock method. A (1)

Exit Multiple Sensitivity Kilimanjaro Discounted Cash Flow Analysis Unlevered Free Cash Flow Detail Source: Company filings and Everest Management Plan and Everest Tax Asset Projection. Note: Dollars in millions. Illustrative DCF valuation date of December 31, 2023. Assumes mid-year discounting. Reflects EGH share of 51% of Kilimanjaro net debt of $1,148mm and redeemable NCI of $4mm as of December 31, 2023 as per company filings. Corporate tax rate per Everest management. (1) Reflects Everest capitalization; options and units treated on an as-converted basis under treasury stock method. B (1)

Definite Life D&A Discounted Cash Flow Analysis Finite Life Depreciation and Amortization Schedule Net Cash Flow Benefit to EGH Present Value to EGH Source:Everest Tax Asset Projection. Note: Dollars in millions. Illustrative DCF valuation date of December 31, 2023. Assumes mid-year discounting. Corporate tax rate per Everest management. (1)Reflects Everest Capitalization; options and units treated on an as-converted basis under treasury stock method. Applicable to Everest ex-Kilimanjaro only; reflects finite life D&A outside of projection period, incremental to run-rate D&A of the business C

TRA Benefit Discounted Cash Flow Analysis Cash Flow Benefit of Tax Receivable Agreement (TRAs) TRA Cash Flow Benefit to EGH Present Value to EGH Reflects tax benefits of asset step-up during IPO captured through Everest’s modified Up-C structure; Class A Shareholders retain 15% of TRA tax benefits D Source:Everest Tax Asset Projection. Note: Dollars in millions. Illustrative DCF valuation date of December 31, 2023. Assumes mid-year discounting. (1)Reflects Everest Capitalization; options and units treated on an as-converted basis under treasury stock method.

NOL Discounted Cash Flow Analysis Cash Flow Benefit of NOLs NOL Cash Flow Benefit to EGH Present Value of NOL Cash Flow Benefit to EGH E Source:Everest Tax Asset Projection. Note: Dollars in millions. Illustrative DCF valuation date of December 31, 2023. Assumes mid-year discounting. Corporate tax rate per Everest management. (1)Reflects Everest Capitalization; options and units treated on an as-converted basis under treasury stock method.

Everest ex-Kilimanjaro WACC Analysis Source: Company filings, Bloomberg and FactSet as of March 28, 2024. Note: Dollars in billions. (1) Reflects 2Y Adjusted Weekly Betas per Bloomberg. (2) Unlevered Beta = (Levered Beta/(1+((1-Tax Rate)*Debt/Equity)). Tax rate assumed to be 24.0% for peers. Owned Sports Properties Events, Experiences & Rights Representation Sports Data & Technology

Everest (ex-Kilimanjaro) WACC Analysis (10) Source: Company filings, Duff and Phelps, Bloomberg and FactSet as of March 28, 2024. Note: Dollars in millions. Reflects Everest Capitalization and net debt as of December, 31 2023 per public filings. Kilimanjaro equity capitalization per Everest management and debt capitalization reflect public filings. (1) Reflects 2Y Adjusted Weekly Betas per Bloomberg. (2) Unlevered Beta = (Levered Beta/(1+((1-Tax Rate)*Debt/Equity)). Tax rate assumed to be 24.0% for peers and 26.0% for Everest and Kilimanjaro per Everest management. (3) U.S. 20-year treasury yield spot rate. (4) Unlevered Beta of comparable companies. (5) Represents levering of the unlevered Beta at Everest’s target capital structure. Levered Beta = (unlevered Beta * (1+ (1-tax rate)* debt / equity)). (6) Historical Market Risk Premium per Duff & Phelps. (7) Premium for companies with market value between $7.5 to $14.8bn per Duff & Phelps. (8) Cost of Equity as per CAPM. (9) WACC = ((Debt/Capitalization * (Cost of Debt * (1 - Tax Rate))) + (Equity / Capitalization * Levered Cost of Equity). (10) Prior to Kilimanjaro transaction reflects WWE trading.

Kilimanjaro WACC Analysis (10) Source: Company filings, Duff and Phelps, Bloomberg and FactSet as of March 28, 2024. Note: Dollars in millions. Reflects Everest Capitalization and net debt as of December, 31 2023 per public filings. Kilimanjaro equity capitalization per Everest management and debt capitalization reflect public filings. (1) Reflects 2Y Adjusted Weekly Betas per Bloomberg. (2) Unlevered Beta = (Levered Beta/(1+((1-Tax Rate)*Debt/Equity)). Tax rate assumed to be 24.0% for peers and 26.0% for Everest and Kilimanjaro per Everest management. (3) U.S. 20-year treasury yield spot rate. (4) Unlevered Beta of comparable companies. (5) Represents levering of the unlevered Beta at Everest’s target capital structure. Levered Beta = (unlevered Beta * (1+ (1-tax rate)* debt / equity)). (6) Historical Market Risk Premium per Duff & Phelps. (7) Premium for companies with market value between $7.5 to $14.8bn per Duff & Phelps. (8) Cost of Equity as per CAPM. (9) WACC = ((Debt/Capitalization * (Cost of Debt * (1 - Tax Rate))) + (Equity / Capitalization * Levered Cost of Equity). (10) Prior to Kilimanjaro transaction reflects WWE trading.

Appendix

Premia in Select Precedent Minority “Squeeze Out” Transactions Source:Company filings and FactSet. Note: Dollars in billions. Percent of equity owned reflects voting control. Cash, minority “squeeze out” transactions with U.S. targets and over $100mm in equity consideration over the last ~10 years with offers from only single acquiror. Excludes transactions in real-estate, energy, financial institutions and oil and gas industries (n=15). Reflects unaffected date of first bid. Reflects 30 trading days. Reflects unaffected date of final bid. Initial bid reflects THL Partners bid as of January 26, 2024. On June 24, 2013, Crown Media filed an amendment to its Schedule 13D disclosing it was evaluating a “short-form merger to eliminate the minority stockholders”. Final price reflects 151% premium to share price on June 24, 2013. (6) (2) (4) (3) (3) Selected Precedent Minority “Squeeze Out” Transactions(1) (5) (5) (5)

Everest Ex-Kilimanjaro Normalized Terminal Year Calculation Source:Everest Management Plan. Note: Dollars in millions. Revenue EBITDA Capex NWC Winter Olympics Summer Olympics

Everest Cash Flows Including 51% Of Kilimanjaro & Tax Assets Unlevered Free Cash Flow Detail Source:Company filings and Everest Management Plan. Note:Dollars in millions.